Exhibit 99.1

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ITALK INC. ANNOUNCES RICHARD DEA HAS JOINED THE COMPANY AS CFO.

Delray Beach, FL., January 22, 2013 -- iTalk, Inc. (OTC Bulletin Board: "SOPC"), announced today that Mr. Richard Dea has joined the Company as its new CFO, Treasurer and Director. Mr. Dea, brings over 25 years of diverse financial accounting, systems and regulatory experience working directly with some of the world's leading telecom organizations. From April 1990 to the present, he has served as president of SAE Group of Delray Beach, Florida, a former Division of Inzon Corporation, a company that develops application software for satellite and terrestrial video broadcast operations and accounting. During the last 15 years, Mr. Dea has also consulted in the areas rate structures, billing and financial reporting for domestic and foreign telecom companies including AT&T, British Telecom, France Telecom, HTN Communications, PamAmSat, and Retevision. He has also led the design and development efforts for implementation of U.S. Communications Taxation Policies and related Billing System Enhancements for the North American subsidiaries of British Telecom (BT) and France Telecom. Mr. Dea began his career with Price Waterhouse where he served on the audit and management advisory services staffs as well as litigation consulting services. He was a Senior Manager-in-charge in the Management Consulting Division of Price Waterhouse. Mr. Dea holds a BS degree in Accounting from Florida State University.

We are extremely pleased that Richard has joined the iTalk team. His experience in the high-growth communications technology industry with leading companies will be invaluable as we prepare for launching iTalk's innovative new products. He will be instrumental in establishing strategic partnerships and guiding rapid growth associated with such an endeavor", said David Levy, CEO of iTalk, Inc. "As we continue our ambitious growth trajectory, a CFO with both a strong financial and technical background are vital to making our vision for the business a reality".

ABOUT ITALK
iTalk, Inc. is a Nevada corporation listed on the OTCBB under the trading symbol SOPC. The Company is a Wireless Technology Value Added Reseller (VAR) formed to develop and launch new technology and products in the global communications market. The company provides wholesale and retail telecommunications services, and products worldwide.
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Safe Harbor

Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933,
Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward- looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic


Contact information:

David Levy
Ph: 877.652.3834
pr@italkmobility.com

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